     As filed with the Securities and Exchange Commission on August 30, 2002
                                                    Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                           MILLER EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

            Delaware                                          38-3379776
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                             3104 Logan Valley Road
                       Traverse City, Michigan 49685-0348
          (Address of principal executive offices, including zip code)

                              --------------------

           MILLER EXPLORATION COMPANY AMENDED EQUITY COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                Deanna L. Cannon
                           Miller Exploration Company
                             3104 Logan Valley Road
                       Traverse City, Michigan 49685-0348
                                 (231) 941-0004
            (Name, address and telephone number of agent for service)

                                    copy to:

                                Mark Early, Esq.
                             Vinson & Elkins L.L.P.
                          2001 Ross Avenue, Suite 3700
                            Dallas, Texas 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                   Proposed              Proposed
  Title of securities        Amount to be      maximum offering      maximum aggregate        Amount of
    to be registered         registered(1)     price per share (2)   offering price (2)   registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share...........   500,000 shares         $0.205              $102,500.00             $9.43
-------------------------------------------------------------------------------------------------------------

(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on the securities covered by this Registration Statement.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low prices reported of the Registrant's Common Stock on the NASDAQ National Market on August 26, 2002.

================================================================================

          This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common Stock for sale under the Miller Exploration Company Amended Equity Compensation Plan for Non-Employee Directors. The contents of the Registrant's Form S-8 Registration Statements (Nos. 333-70247 and 333-58678) relating to such employee benefit plans, respectively, are incorporated by reference in this registration statement.

Explanatory Note.

          Section 11(a) of the Securities Act of 1933, as amended (the "Securities Act") provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

          The financial statements of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Annual Report") were audited by Arthur Andersen LLP ("Arthur Andersen"), the Registrant's independent public accountant at the time the Annual Report was filed with the SEC on March 27, 2002. Arthur Andersen no longer serves as the Registrant's independent public accountant. The Registrant has been unable to obtain the written consent of Arthur Andersen to incorporate by reference in this Registration Statement its audit report dated March 8, 2002, included in the Registrant's Annual Report. However, Rule 437a of the Securities Act permits the Registrant to file this Registration Statement without a written consent from Arthur Andersen. Accordingly, Arthur Andersen may not be liable to any stockholder under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this Registration Statement. We believe, however, that other persons who are liable under Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen's audit reports as being made by an expert under the due diligence defense provisions of Section 11(b) of the Securities Act.

Exhibits.

          Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

          Exhibit
          Number                     Description
          ------                     -----------

          4.1 Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.5 of the Form S-8 registration statement of April 11, 2002).

          4.2 Form of Amendment to the Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.6 of the Form S-8 registration statement of April 11, 2002).

          4.3 Amendment No. 2 to the Miller Exploration Company Amended and Restated Compensation Plan for Non-Employee Directors.

          5.1.      Opinion of Vinson & Elkins L.L.P.

          23.1 The Registrant was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its audit report dated March 8, 2002. See Explanatory Note.

          23.2      Consent of Miller and Lents, Ltd.

          23.3      Consent of Holditch-Reservoir Technologies Consulting
                    Services.

          23.4 Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

          24.1      Powers of Attorney (included on the signature hereto).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Traverse City, State of Michigan, on the 30th day of August, 2002.

                                        MILLER EXPLORATION COMPANY

                                        By:  /s/ Deanna L. Cannon
                                             ---------------------------------
                                             Deanna L. Cannon
                                             Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Kelly E. Miller and Deanna L. Cannon, and each of them, as his or her attorney-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

        Signature                         Capacity                           Date
        ---------                         --------                           ----
/s/ C. E. Miller             Chairman of the Board and Director          August 30, 2002
--------------------------
C. E. Miller


/s/ Kelly E. Miller          President, Chief Operating Officer and      August 30, 2002
--------------------------
Kelly E. Miller              Director


/s/ Deanna L. Cannon         Chief Financial Officer and Secretary       August 30, 2002
--------------------------
Deanna L. Cannon


/s/ Richard J. Burgess       Director                                    August 30, 2002
--------------------------
Richard J. Burgess


/s/ Paul A. Halpern          Director                                    August 30, 2002
--------------------------
Paul A. Halpern


/s/ Robert M. Boeve          Director                                    August 30, 2002
--------------------------
Robert M. Boeve

                                INDEX TO EXHIBITS

Exhibit
Number    Description
------    -----------

   4.1 Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit
          4.5 of the Form S-8 registration statement of April 11, 2002).

   4.2 Form of Amendment to the Miller Exploration Company Amended and Restated Equity Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 4.6 of the Form S-8 registration statement of April 11, 2002).

   4.3 Amendment No. 2 to the Miller Exploration Company Amended and Restated Compensation Plan for Non-Employee Directors.

   5.1.   Opinion of Vinson & Elkins L.L.P.

   23.1 The Registrant was unable to obtain the written consent of Arthur Andersen LLP to incorporate by reference its audit report dated March 8, 2002. See Explanatory Note.

   23.2   Consent of Miller and Lents, Ltd.

   23.3   Consent of Holditch-Reservoir Technologies Consulting Services.

   23.4   Consent of Vinson & Elkins L.L.P. (included in the opinion filed as
          Exhibit 5.1 hereto).

   24.1   Powers of Attorney (included on the signature hereto).